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                                                                EXHIBIT h(65)(b)

[LETTERHEAD OF AIM FUNDS LOGO]
       --Servicemark--

April 27, 2000

VIA FEDERAL EXPRESS

Ted Shea
Sun Life Assurance Company of Canada (U.S.)
One Copley Place, Suite 200
Boston, MA 02116

Re:  Notice of Assignment and Consent

Dear Mr. Shea:

Sun Life Insurance and Annuity Company of New York, Clarendon Insurance Agency, Inc. and AIM Variable Insurance Funds, Inc. are parties to a Participation Agreement dated April 17, 2000 (the "Agreement").

On May 1, 2000, AIM Variable Insurance Funds, Inc., a Maryland corporation, will be reorganized into AIM Variable Insurance Funds, a Delaware business trust. AIM Variable Insurance Funds will succeed to all the rights and obligations of AIM Variable Insurance Funds, Inc. This reorganization will result in a technical change of control of AIM Variable Insurance Funds, Inc. and thus an assignment of the Agreement.

Such assignment requires the consent of the parties. Accordingly, AIM Variable Insurance Funds, Inc. requests that you PROVIDE YOUR CONSENT TO THE ASSIGNMENT OF THE AGREEMENT AS DESCRIBED ABOVE BY SIGNING WHERE INDICATED BELOW AND RETURNING ONE MANUALLY-EXECUTED COPY OF THIS LETTER TO LAURIE HOLLIS NO LATER THAN MAY 8, 2000. THIS LETTER SHALL CONSTITUTE AN AMENDMENT TO THE AGREEMENT EFFECTIVE MAY 1, 2000.

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[AIM FUNDS LOGO]
--Servicemark--

Thank you for your prompt attention and assistance in this matter. If you have any questions, please call Laurie Hollis at 713-214-1785.

Sincerely,

/s/ Carol F. Relihan
----------------------------
Carol F. Relihan
Senior Vice President

Sun Life Insurance and Annuity Company of       Clarendon Insurance Agency, Inc.
New York
ACKNOWLEDGED AND AGREED:                        ACKNOWLEDGED AND AGREED:

By: /s/ Edward Shea                             By: /s/ George E. Maden
    -----------------------------------            ----------------------------
Name: Edward Shea                               Name: George E. Maden
Title: [ILLEGIBLE]                              Title: AVP & Senior Counsel

Date: _________________________________         Date:__________________________

ACKNOWLEDGED AND AGREED:

By: /s/ Norton A. Goss, II                      By: /s/ Norton A. Goss, II
    -----------------------------------            ----------------------------
Name: Norton A. Goss, II                        Name: Norton A. Goss, II
Title: AVP Compliance                           Title: AVP Compliance

Date: _________________________________         Date:__________________________